UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2014

WEST END INDIANA BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54578	36-4713616
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

34 South 7th Street, Richmond, Indiana	47374
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 962-9587

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

On February 25, 2014, the Board of Directors of West End Indiana Bancshares, Inc. (the “Company”) declared a cash dividend on the Company’s common stock of $0.06 per share. The dividend will be payable to stockholders of record as of March 12, 2014 and is expected to be paid on or about March 25, 2014.

A copy of the press release dated February 28, 2014 giving details associated with the dividend is attached as Exhibit 99 to this report.

Item 9.01.       Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibit 99	Press Release dated February 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEST END INDIANA BANCSHARES, INC.
DATE: February 28, 2014	By:	/s/ John P. McBride
John P. McBride
Chairman, President and Chief Executive Officer